Exhibit 99.2

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

AMPAL-AMERICAN ISRAEL CORPORATION ANNOUNCES PRIVATE INVESTMENT IN PUBLIC EQUITY

Tel Aviv, Israel – November 29, 2006 - Ampal-American Israel Corporation - (NASDAQ: AMPL) announced today that it has entered into securities purchase agreements with certain institutional investors in Israel for the sale of 8,142,705 shares of Class A Stock of the Company for an aggregate purchase price of $ 37,863,577 (based on a price per share of $4.65) and Warrants to purchase 4,071,352 shares of the Class A Stock for an exercise price of $4.65 per share. The Warrants will expire 8 months after the date of their issuance and will not be exercisable until the issuance of the shares underlying the Warrants has been approved by Ampal's shareholders. The sale is subject to customary closing conditions and a determination from the NASDAQ Stock Market LLC that shareholder approval will not be required with regards to the issuance of the Class A Stock and Warrants contemplated by this private placement transaction. The sale of the Class A Stock and Warrants is expected to close as soon as possible after receipt of such NASDAQ approval.

In addition, Ampal granted certain registration rights to the holders of the securities purchased in this private placement.

The offering was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The shares and warrants may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the shares or warrants, nor a solicitation for an offer to purchase the shares. Further, this press release shall not constitute any offer, solicitation or sale of any of the shares or warrants in any jurisdiction in which such offering sold would be unlawful.

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and others. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal’s management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal’s portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.

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